Exhibit 99.1

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(908) 285-0248		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Completes Acquisition of Assurex Health

SALT LAKE CITY, Utah, September 1, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN) a global leader in personalized medicine, announced today that it has completed its acquisition of Assurex Health effective August 31, 2016. Assurex Health, which is based in Mason, Ohio, is an informatics-based precision medicine company providing treatment decision support to healthcare providers for mental health patients.

“We are exceptionally pleased to close the Assurex Health acquisition as GeneSight® becomes our second largest product, with an outstanding growth trajectory, substantial current market potential, and the opportunity for expanded indications,” said Mark C. Capone, president and CEO, Myriad Genetics. “This acquisition is an excellent strategic fit since it leverages our existing preventive care business unit with the addition of a product that has a market potential of $3 billion in this channel. The acquisition has the added strategic benefit of establishing the foundation for our neuroscience business where GeneSight has a market potential of over $2 billion and the ability to leverage this sales channel for future pipeline products.”

To fund the transaction, Myriad entered into a credit agreement with JP Morgan Chase Bank for an aggregate principal amount of $200 million.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the GeneSight® test becoming the Company’s second largest product, and having an outstanding growth trajectory, substantial current market potential, and the opportunity for expanded indications; the strategic fit of the acquisition of Assurex Health as leveraging the Company’s existing preventive care business unit; the market potential of the Company’s preventive care business unit exceeding $3 billion; the GeneSight product providing the foundation for a neuroscience business unit; the GeneSight product having over $2 billion in market potential and being a channel for future pipeline products; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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